Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-222140) of OpGen, Inc. of our report dated February 27, 2019, which includes an explanatory paragraph related to OpGen, Inc.'s ability to continue as a going concern, on our audits of the consolidated financial statements of OpGen, Inc. as of December 31, 2018 and 2017 and for the years then ended.  We also consent to the reference to our firm in the caption “Experts.”

/s/ CohnReznick LLP

Tysons, Virginia
March 15, 2019